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                                                                   EXHIBIT 10.27

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

                This Agreement is between RemedyTemp, Inc. (Remedy) and Paul W. Mikos ("Mikos"). Mikos will be employed by Remedy until his separation on June 30, 2001. Remedy and Mikos desire to enter into this Agreement to establish certain terms of Mikos's separation from Remedy.

        1. Mikos hereby confirms his resignation and separation as an employee and officer from Remedy, effective as of June 30, 2001. The Employment Agreement dated May 2, 1999, between Mikos and Remedy, as amended, is hereby terminated, except for the rights and obligations set forth in Section 5 of the Employment Agreement which are hereby incorporated by reference as if fully set forth herein. All payments to Mikos as a result of his separation from employment shall be governed by this Agreement and not the Employment Agreement.

        2. Remedy agrees to pay to Mikos the amount of $1,800,000 over the next two years, less applicable taxes and withholdings, constituting two years' base salary and maximum bonus. Such amount shall be payable semi-monthly in Remedy's normal payroll cycles commencing with the first payroll cycle after July 17, 2001. Remedy shall also provide Mikos with the following benefits: i) pay Mikos's health benefits and life and disability insurance premiums then in effect at the time of severance, for a period of three (3) years and seventeen
(17) days commencing July 1, 2001; and ii) on June 30, 2001, Remedy shall transfer ownership from Remedy to Mikos of that certain 2000 Mercedes and 1996 Range Rover and the artwork located in Mikos's office at Remedy, provide Mikos with a lump sum of $30,000 for perquisites, and automatically vest all of Mr. Mikos's 123,872 options to purchase RemedyTemp, Inc. Class A Common Stock, exercisable for the balance of their respective terms. All severance benefits set forth herein in this Section 2 shall be collectively referred to as the "Severance Payments." The Company's obligations to make the Severance Payments shall survive the death of Mikos and inure to the benefit of his heirs.

        3. On June 30, 2001, Remedy shall pay Mikos's pay and vacation accrued as of July 17, 2001 for a total of $20,769.25 and $9,220.68, respectively and Mikos agrees that such amount and the Severance Payments shall be the only amounts which Remedy shall pay to Mikos, and all other payments, wages, bonuses, incentive compensation, claims for payments or any other forms of compensation whatsoever are hereby waived.

        4. Except for those obligations created by or arising out of this Agreement, Mikos on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Remedy, and its parent, subsidiaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, shareholders, representatives, assigns, and successors, past and



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present, and each of them, hereinafter together and collectively referred to as
"Releasees," with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against said Releasees, arising out of or in any way connected with his employment relationship with Remedy, or his voluntary resignation from employment or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability.

        5. It is the intention of Mikos in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Mikos hereby expressly waives any and all rights and benefits conferred upon him by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

        6. Mikos expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Mikos further expressly acknowledges and agrees that:

                (a) In return for this Agreement, he will receive consideration beyond that which he was already entitled to receive before entering into this Agreement;



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                (b) He is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

                (c) He was given a copy of this Agreement on April 24, 2001, and informed that he had 21 days within which to consider the Agreement; and

                (d) He is hereby advised that he has seven (7) days after execution to revoke the Agreement, and to that end this Agreement will not become effective or enforceable until the expiration of such seven-day period. Any revocation must be delivered to Remedy's legal department.

        7. Mikos agrees and covenants that he will not make any negative or disparaging comments about Remedy or its affiliated entities nor will he make any comments that are ruled by a court or arbitrator to be defamatory about Remedy's directors, officers or employees to any person or company commencing as of the date of this Agreement. Violation of this Section 7 or the provisions in
Section 5 of the Employment Agreement shall be a material breach of this Agreement.

        8. This instrument constitutes and contains the entire agreement and final understanding of Mikos's employment, the termination thereof, and the other subject matters addressed herein between the parties. Any modifications to this Agreement must be in writing and signed by Mikos and Remedy to be binding on the parties. Mikos acknowledges that he is not relying on any statement or representation of Remedy, its employees or agents with respect to the subject matter, basis or effect of this Agreement.

        9. The prevailing party in any litigation relating to an alleged breach of this Agreement shall be entitled to an award of its reasonable attorneys' fees and costs.

        10. Mikos acknowledges that he fully understands his right to discuss this Agreement with an attorney, that he has carefully read and fully understands this entire Agreement and that he is voluntarily entering into this Agreement.

        11. Any breach or default of obligations hereunder shall not release the non-breaching party of its or his duties and obligations hereunder.




Dated: May 10, 2001                    PAUL W. MIKOS
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                                       Paul W. Mikos


                                       REMEDYTEMP, INC.

Dated: May 10, 2001                    By:
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